UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2023

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2023, Super League Gaming, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), relating to the Company’s public offering (the “Offering”) of 15,573,077 shares (the “Shares”) of its Common Stock, par value $0.001 per share (“Common Stock”), and pre-funded warrants to purchase 1,350,000 shares of Common Stock in lieu of Common Stock (the “Pre-Funded Warrants”, and collectively with the Shares, the “Firm Securities”) to certain investors. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 45-day option (“Option”) to purchase an additional 2,538,461 shares of Common Stock and/or Pre-Funded Warrants (the “Option Securities”, and together with the Firm Securities, the “Securities”).

On August 23, 2023, the Company issued the Firm Securities and closed the Offering at a public price of $0.13 per share, and $0.129 per share underlying each Pre-Funded Warrant, for net proceeds to the Company of approximately $1.8 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes.  Also on August 23, 2023, the Company entered into a Warrant Agency Agreement with Direct Transfer, LLC (the “Warrant Agency Agreement”), pursuant to which Direct Transfer, LLC will act as the warrant agent with respect to the Pre-Funded Warrants sold in the Offering.

Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. Under the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction.

The Firm Securities were offered, issued, and sold pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (File No. 333-259347) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement, dated August 23, 2023, relating to the Securities (together with the accompanying base prospectus, dated September 7, 2021, the “Prospectus Supplement”), filed with the SEC pursuant to Rule 424(b) of the Securities Act on August 23, 2023.

The Underwriting Agreement includes customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of the specific applicable dates contained in the Underwriting Agreement, were solely for the benefit of the parties to the Underwriting Agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement, Form of Pre-Funded Warrant, and Warrant Agency Agreement are filed as Exhibit 1.1, Exhibit 4.1, and Exhibit 4.2, respectively, to this report and are each incorporated herein by reference. The foregoing is only a brief description of the terms of the Underwriting Agreement, Pre-Funded Warrant, and Warrant Agency Agreement, and does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and each are qualified in their entirety by reference to the full text of such each such exhibit. A copy of the legal opinion of Disclosure Law Group, a Professional Corporation, relating to the validity of the issuance and sale of the Shares and the Pre-Funded Warrants in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01. Other Events.

On August 18, 2023, the Company issued a press release announcing the launch of the Offering. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On August 21, 2023, the Company issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

On August 23, 2023, the Company issued a press release announcing the closing of the Offering. The press release is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Offering, including, without limitation, the Company’s intended use of proceeds from the Offering, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “will be,” “may,” “expects,” “believes,” “plans” and “intends” and other terms with similar meaning. You are cautioned that the forward-looking statements in this Current Report on Form 8-K are based on current beliefs, assumptions and expectations, speak only as of the date of this Current Report on Form 8-K and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, market conditions and the risk factors detailed in the Prospectus Supplement, which is a part of the Registration Statement, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and those risk factors set forth from time to time in the Company’s other filings with the SEC. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this Current Report on Form 8-K. The Company undertakes no obligation to update the forward-looking statements set forth in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 21, 2023, between Super League Gaming, Inc. and Aegis Capital Corp.
4.1	Form of Pre-Funded Warrant
4.2	Warrant Agency Agreement, dated August 23, 2023, between Super League Gaming, Inc and Direct Transfer, LLC
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release dated August 18, 2023
99.2	Press Release dated August 21, 2023
99.3	Press Release dated August 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: August 24, 2023	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer